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                                                                    EXHIBIT 10.6

                                                          KNOLLWOOD COUNTRY CLUB

                                 PROMISSORY NOTE

$4,440,000.00
Funding Date: The date funds
are wire transferred by Lender                                     June   , 2003
                                                                        --

     FOR VALUE RECEIVED and pursuant to the terms of this Promissory Note ("Note"), the undersigned, KNOLLWOOD COUNTRY CLUB, INC., an Indiana corporation ("Maker"), intending to be legally bound, promises to pay to the order of TEXTRON FINANCIAL CORPORATION, a Delaware corporation ("Lender"; Lender and all subsequent holders of this Note being hereinafter referred to as the "Holder"), at 11575 Great Oaks Way, Suite 210, Alpharetta, Georgia 30022, or at such other place as the Holder hereof may designate in writing from time to time, the principal sum of up to FOUR MILLION FOUR HUNDRED FORTY THOUSAND and NO/100 DOLLARS ($4,440,000.00), or so much thereof as may be outstanding hereunder from time to time (the "Loan"), together with interest on the unpaid principal balance of such indebtedness from time to time outstanding, at the rates hereinafter set forth.

1.   SECURITY.

     The payment of this Note and all interest, fees and charges herein is evidenced and/or secured by, inter alia: (a) a Loan Agreement between, among others, Maker and Lender (the "Loan Agreement"); (b) a first lien Mortgage, Security Agreement and Fixture Filing (the "Mortgage") from Maker for the benefit of Lender, encumbering certain real property located in St. Joseph County, Indiana and Cass County, Michigan. and other collateral described in the Mortgage (all such collateral being called the "Property"); (c) an Assignment of Leases, Rents and Contracts assigning the Maker's interest in the leases and contracts from the Property; and (d) certain other documents which by their terms evidence or recite that they have been given as security for this Note or the Loan (all the aforementioned documents shall herein be referred to as "Loan Documents").

2.   ADVANCES.

     The Loan shall be fully advanced on the date of funding (the "Funding
Date").

3.   INTEREST RATE.

          (a) On and after the Funding Date and continuing until maturity or default as hereinafter provided, interest shall accrue on fifty percent (50%) of the unpaid principal balance of this Note from time to time outstanding (the "Variable Rate Principal") at a variable rate per annum, adjusted monthly (the "Variable Interest Rate"), equal to the rate of interest announced, quoted or published by J. P. Morgan Chase & Co., or successor thereto, as its "prime rate" of interest (the "Chase Prime Rate") (which rate is not represented or warranted to be the best or most favored rate of interest charged to Borrower by the Holder or J. P. Morgan Chase & Co.) plus one hundred (100) basis points, which Variable Interest Rate for any given calendar month during the term hereof shall be calculated by using the Chase Prime Rate in effect on the first day of each month

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     during the term hereof; provided, however, that for the purpose of calculating the Variable Interest Rate, in no event shall the Chase Prime Rate ever be less than five percent (5%) per annum. In the event J. P. Morgan Chase & Co., or successor thereto, shall discontinue announcement of said prime rate, a comparable index designated by Holder shall be used in calculating the Variable Interest Rate.

          (b) On and after the Funding Date and continuing until maturity or default as hereinafter provided, interest shall accrue on fifty percent (50%) of the unpaid principal balance of this Note from time to time outstanding (the "Fixed Rate Principal") at a fixed rate of interest equal to five and 90/100ths percent (5.9%) per annum (the "Fixed Interest Rate").

          (c) Interest under this Note shall be calculated based on a year of three hundred sixty (360) days having twelve (12) thirty (30) day months; provided, however, that with respect to the month in which the Funding Date occurs or the month in which any Prepayment (as defined below) occurs, and the month in which payment in full occurs, interest shall be due for the actual number of days elapsed during each period for which interest is being charged and shall be calculated on the daily unpaid principal balance of the indebtedness evidenced by this Note on the basis of three hundred sixty five (365) or three hundred sixty six (366) day years, as the case may be.

4.   PAYMENTS.

     Payments of the amounts due under this Note shall be made in consecutive monthly installments as follows:

          (a) Initial Interest Payment. All interest that will accrue at the Variable Interest Rate and the Fixed Interest Rate on the principal balance of this Note for the period commencing on the Funding Date and continuing through the last day of the month in which the Funding Date occurs, unless the Funding Date occurs on the first day of any calendar month, shall be paid in advance on the Funding Date.

          (b) Monthly Payments. Commencing on the first (1st) day of the second full calendar month following the Funding Date, and continuing on the first
     (1st) day of each and every month thereafter through and including June 1, 2008, payments shall be made in arrears in an amount equal to the sum of the interest then accrued at the Variable Interest Rate and the Fixed Interest Rate, plus a payment of a portion of both the Variable Rate Principal and the Fixed Rate Principal calculated as hereinafter provided. The amount of the monthly payment of the Variable Rate Principal and the Fixed Rate Principal shall each be calculated by amortizing the Variable Rate Principal and the Fixed Rate Principal over a period of twenty (20) years (the "Amortization Period") at the Variable Interest Rate or the Fixed Interest Rate, as applicable. If the Variable Interest Rate changes or in the event of a Prepayment, the amount of the monthly payment of the Variable Rate Principal shall be recalculated based upon (i) the then current Variable Interest Rate, (ii) the then outstanding balance of the Variable Rate Principal, and (iii) the number of months remaining in the Amortization Period. In addition, in the event of a Prepayment, the amount of the monthly payment of the Fixed Rate Principal shall be

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     recalculated based upon (x) the Fixed Interest Rate, (y) the then outstanding balance of the Fixed Rate Principal, and (z) the number of months remaining in the Amortization Period.

          (c) Repayment on Maturity. On July 1, 2008 (the "Maturity Date"), or on such earlier date as this Note becomes due and payable, whether by acceleration or otherwise, the entire outstanding Variable Rate Principal and Fixed Rate Principal balances hereof, together with accrued but unpaid interest thereon, and all other sums owing to Holder hereunder and under the Loan Documents, shall be due and payable in full. The Maker acknowledges and agrees that the monthly payments of Variable Rate Principal and Fixed Rate Principal provided for in this Note are insufficient to pay the entire Variable Rate Principal and Fixed Rate Principal balances by the Maturity Date and, therefore, unless sooner paid, this Note contemplates balloon payments of Variable Rate Principal and Fixed Rate Principal on the Maturity Date.

5.   APPLICATION OF PAYMENTS.

     All Variable Rate Principal and Fixed Rate Principal, interest and any other amounts due under this Note shall be payable in lawful money of the United States of America at the place or places above stated. All payments shall be credited first, to costs and expenses, if any, incurred by Holder in collecting any amounts due hereunder; second, to any late payment charges and interest accrued at the Default Rate (as defined below); third, to past due interest; and fourth, equally to Variable Rate Principal and Fixed Rate Principal and any other amounts due hereunder or under the Loan Documents.

6.   LATE PAYMENT CHARGES.

     In the event that any monthly payment is not received at the above said address (or at such other place as is designated pursuant to the terms hereof) before the ninth (9th) day after the due date thereof, in addition to any other permitted charges hereunder, a one-time late payment fee (for each such late payment) shall be due and owing to Holder in the amount of five percent (5%) of each monthly payment as it becomes past due and if the Note has been accelerated, an additional five percent (5%) of the accelerated balance if not paid when due. Holder shall have no obligation to accept any payments hereunder not accompanied by all outstanding late payment fees. Notwithstanding anything contained herein or in any Loan Documents, this paragraph is not intended to, and shall not, create any grace period or indulgence by Holder with respect to the punctual payment by Maker of all sums owed Holder, nor shall this paragraph in any way hinder, prevent or delay Holder from exercising any remedy which it may have hereunder or under any Loan Documents, or at law or in equity, with respect to Maker's failure to timely make any payment when due. Maker acknowledges that the aforesaid late payment fee is not imposed as a charge for the use of money, but rather is imposed to permit Holder to recoup its administrative charges and other costs in dealing with loans not paid on time, and said late payment fee shall in no way be deemed an interest charge.

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7.   INTEREST UPON DEFAULT.

     In the event that (a) Maker fails to pay when due any payment of Variable Rate Principal or Fixed Rate Principal or interest thereon or any other amount under this Note before the ninth (9th) day after its due date, whether or not by reason of acceleration, or (b) there occurs a default under the Loan Documents which is not cured within the applicable notice period, if any, expressly provided for in the Loan Documents (an event described in (a) or (b) of this Paragraph 7 is called an "Event of Default"), the unpaid Variable Rate Principal and Fixed Rate Principal balances of this Note shall bear interest from the due date thereof until paid at the rate of five percent (5%) per annum in excess of the greater of (x) the Variable Interest Rate then in effect or (y) the Fixed Interest Rate (the "Default Rate"), provided that in no event shall the Default Rate exceed the maximum rate permitted by applicable law.

8.   ACCELERATION.

     Upon the occurrence of an Event of Default, the Holder may at its option, in addition to any other remedies to which it may be entitled, declare the total unpaid Variable Rate Principal and Fixed Rate Principal balances of the indebtedness evidenced hereby, together with all accrued but unpaid interest thereon, any applicable prepayment premium and all other sums owing, immediately due and payable and all such amounts shall thereafter bear interest at the Default Rate (provided, however, interest shall not accrue on any late charges). All such interest shall be paid at the time of and as a condition precedent to the curing of any Event of Default should Holder, in its sole discretion, allow such default to be cured. TIME IS OF THE ESSENCE IN THIS NOTE.

9.   PREPAYMENT.

          (a) This Note may not be prepaid at any time, in whole or in part, except as expressly provided in this Paragraph 9. Subject to the limitations set forth in Section 3 of the Loan Agreement, Holder hereby grants Maker the right, upon giving at least thirty (30) days' prior written notice (unless otherwise provided herein) to Holder (which notice, to be effective, shall state the amount to be prepaid), to prepay this Note in full or in part (provided that no partial prepayment shall be in an amount less than One Hundred Thousand Dollars ($100,000.00), and provided, further, that except as provided in Paragraph 4(b) above, no partial prepayment shall postpone, reduce or in any way affect any other principal payment due under this Note) the outstanding Variable Rate Principal and the Fixed Rate Principal balances hereof (the "Prepayment"), upon the payment of a prepayment premium calculated as provided below, constituting bargained for consideration for Holder's agreement to permit prepayment as herein provided: Fifty percent (50%) of any Prepayment received by Holder shall be applied by Holder to the Variable Rate Principal, and the remainder of any such Prepayment shall be applied to the Fixed Rate Principal. The portion of any Prepayment applied to the Variable Rate Principal is hereafter called the "Variable Principal Prepayment", and the portion of any Prepayment applied to the Fixed Rate Principal is hereafter called the "Fixed Principal Prepayment".

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          The prepayment premium payable with respect to each Variable Principal
     Prepayment shall be calculated as follows:

               (i) If this Note is prepaid any time after the Funding Date but on or prior to the last day of the twelfth calendar month after the Funding Date (such period and each twelve month period thereafter being referred to as a "Loan Year"), three percent (3%) of the Variable Principal Prepayment;

               (ii) if this Note is prepaid during the second Loan Year, two percent (2%) of the Variable Principal Prepayment;

               (iii) if this Note is prepaid during the third Loan Year, one percent (1%) of the Variable Principal Prepayment;

               (iv) if this Note is prepaid during the fourth Loan Year or during the first six (6) months of the fifth Loan Year, one percent (1%) of the Variable Principal Prepayment unless Maker has delivered written notice to Holder of such Prepayment at least six (6) months prior to the date of such Prepayment, in which case no prepayment premium shall be payable on the Variable Principal Prepayment; and

               (v) if this Note is prepaid during the last six (6) months of the fifth Loan Year, one percent (1%) of the Variable Principal Prepayment unless Maker has delivered written notice to Holder of such Prepayment at least thirty (30) days prior to the date of such Prepayment, in which case no prepayment premium shall be payable on the Variable Principal Prepayment.

          The prepayment premium payable with respect to each Fixed Principal Prepayment shall be equal to the greater of (x) one percent (1%) of the Fixed Principal Prepayment or (y) the Present Value of the Loan, as defined below, less the amount of the Fixed Principal Prepayment calculated as of the date of the Fixed Principal Prepayment. The "Present Value of the Loan" shall be determined by discounting all scheduled payments of principal and interest remaining to the Maturity Date, attributable to the Fixed Principal Prepayment, at the Discount Rate. The "Discount Rate" is the rate which compounded monthly, is equivalent to Treasury Rate, when compounded semi-annually. The "Treasury Rate" is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan for the week prior to the week in which the Fixed Principal Prepayment is made, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates, as conclusively determined by Holder on the date of any Variable Principal Prepayment or Fixed Principal Prepayment.

          (b) Holder shall have no obligation to accept any Variable Principal Prepayment or Fixed Principal Prepayment which is not accompanied by all accrued but unpaid interest on the Note and any and all other sums then owing to Holder hereunder and under any of the Loan Documents. If Maker gives Holder notice of intention to so prepay, then the amount designated for prepayment in Maker's notice of prepayment, together with accrued but unpaid interest (and, in the event of payment in full of this

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     Note, together with all other sums owing to Holder hereunder or under any
     Loan Document), and together with the aforesaid applicable prepayment premium, shall be due and payable on the earlier of the date specified in Maker's notice, or the first (1st) day of the first (1st) month which occurs at least thirty (30) days after Holder receives such notice.

          (c) Notwithstanding anything in Paragraph 9(a) above to the contrary, or in this Note or any Loan Documents to the contrary, no prepayment premiums shall be charged with respect to the proceeds of any insurance policy or condemnation which are applied by Holder to the principal balance of this Note and any such application of insurance or condemnation proceeds shall be deemed a permitted prepayment hereunder.

          (d) Maker expressly agrees that, upon acceleration of the Maturity Date as a result of any Event of Default, including without limitation, any acceleration upon the transfer of any interest in the Property, a tender by Maker or by anyone on behalf of Maker of payment of the amount necessary to satisfy the indebtedness evidenced hereby made at any time prior to or in connection with a foreclosure sale or a sale under a power of sale contained in the Mortgage, shall constitute an evasion of the prepayment terms hereof and shall be deemed to be a voluntary Prepayment hereunder. Therefore, Maker shall pay prepayment premiums with any such prepayments in an amount equal to the amount which would have been due as prepayment premiums pursuant to Paragraph 9(a) above; provided; however; that the obligation of Maker to pay prepayment premiums under this Paragraph 9 is expressly made subject to Paragraph 10 below. Maker expressly waives the provisions of any present or future statute or law which prohibits or may prohibit the collection of the foregoing prepayment premiums in connection with any such acceleration.

          (e) The foregoing prepayment premiums represent the reasonable estimates of Holder and Maker of fair and reasonable compensation for the losses that may be sustained by Holder due to the payment of any of the indebtedness evidenced by this Note prior to the due date thereof stated herein. Such prepayment premiums shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid hereunder.

10.  LIMIT OF VALIDITY.

     All agreements between the Maker and the Holder hereof are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the Holder hereof for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever fulfillment of any provision hereof or of the Loan Documents shall involve transcending the limit of validity prescribed by any law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and, if from any circumstance the Holder hereof shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid

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principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the Maker and the Holder hereof.

11.  MISCELLANEOUS

          (a) Any remittances hereunder by check or draft shall be credited on the date of receipt subject to the condition that such check or draft may be handled for collection in accordance with the practice of the collecting bank or banks and any receipt issued therefore shall be void unless the amount due is actually received by Holder hereof. Any remittance hereunder received later than 12:00 noon, E.S.T. shall be credited on the next business day following such receipt.

          (b) If interest, principal or other sums owing under this Note are not paid when due, whether at maturity or by acceleration, the Maker promises to pay all costs of collection, including but not limited to, attorneys' fees and all expenses incurred by the Holder in connection with the collection of this Note, the protection or realization of the collateral and enforcement of any guaranty on account of such collection, whether or not suit is filed hereon. Such fees shall include, without limitation, costs and attorneys' fees incurred in any appeal. Any and all references to the payment of attorneys, fees and disbursements herein shall include those incurred before, during and after litigation, whether negotiating, drafting, closing, attempting collection without litigation, investigating and litigating in all trial and appellate levels as well as those incurred in any bankruptcy proceeding and post-judgment proceedings. Attorneys' fees includes fees of paraprofessionals such as paralegals and investigators, administrative costs and all other charges whatsoever billed by counsel to the Holder. For purposes of this Note, all references to costs and attorneys' fees shall mean "reasonable attorneys' fees and expenses actually incurred by Lender."

          (c) Maker and all sureties, endorsers, guarantors and all other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive presentment for payment, demand and protest and notice of protest, acceleration, or dishonor and non-payment of this Note (other than notices explicitly required pursuant to the terms hereof or the terms of the Loan Documents), and (ii) consent to any extension of time of payment hereof or of any installment hereof, (iii) agree to the release of any party liable for this obligation, and to the release, change or modification of any collateral posted as security for the payment of this Note, and any such extension, modification or release may be made without notice to any of said parties and without in any way affecting or discharging this liability.

          (d) No single or partial exercise of any power hereunder shall preclude other or further exercise thereof or the exercise of any other power. The Holder hereof shall at all times have the right to proceed against any portions of collateral held by Holder in such order and in such manner as the Holder may deem fit, without waiving any rights with respect to any other collateral. No delay or omission on the part of Holder hereof in exercising any right or remedy hereunder or the acceptance of one or more installments from any person after a default hereunder or under the Loan Documents shall operate as a

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     waiver of such right or remedy or of any other right or remedy under this
     Note nor as a waiver of such right or remedy in connection with any future default.

          (e) If more than one person has executed this Note or becomes obligated under this Note, the obligations and covenants of each such person shall be joint and several. The release by Holder of any party liable on this Note shall not operate to release any other party liable hereon.

          (f) In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          (g) This Note is to be governed by and construed in accordance with the laws of the State of Georgia; provided, however, that if the conflict or choice of law rules would choose the law of another State, the Maker hereby waives such rules and agrees that Georgia substantive, procedural and constitutional law shall nonetheless govern.

          (h) All notices hereunder shall be deemed to have been duly given and received if delivered in accordance with the provisions set forth in
     Section 3.7 of the Mortgage; notice provisions contained therein relating to (i) the Mortgagor thereunder shall be applicable to Maker, and (ii) the Mortgagee thereunder shall be applicable to Holder.

          (i) This Note may not be waived, changed, modified or discharged orally, except by an agreement in writing signed by the party against whom the enforcement of waiver, change, modification or discharge is sought.

          (j) The words appearing at the commencement of the paragraphs are included only as a guide to the contents thereof and are not to be considered as controlling, enlarging or restructuring the language or meaning of those paragraphs.

          (k) As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether voluntary by action of the parties or involuntary by operation of law.

          (l) Each of the parties irrevocably and unconditionally: (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Note may, and to the extent permitted by the courts of the State of Georgia shall be brought in the courts of record of the State of Georgia in Cobb County or the District Court of the United States, Northern District of Georgia; (b) consents to the jurisdiction of each such court and any such suit, action or proceedings; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; (d) agrees that service of any court paper may be effected in such manner(s) as may be provided under applicable laws or court rules in the State of Georgia.

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          (m) Maker represents and warrants to the Holder that the Loan evidenced by this Note is a commercial loan and is not primarily for personal, family, household or agricultural purposes. Maker represents and warrants to the Holder that the extension of credit evidenced by this Note is exempt from all state and federal truth-in-lending and other disclosure requirements.

12.  WAIVER OF JURY TRIAL.

     FOR AND IN CONSIDERATION OF LENDERS' ADVANCEMENT OF THE LOAN MAKER, BEING AN EXPERIENCED PARTICIPANT IN SOPHISTICATED REAL ESTATE VENTURES, AND HAVING CONSULTED WITH COUNSEL OF ITS CHOOSING, HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING (1) BROUGHT BY MAKER, THE HOLDER OR ANY OTHER PERSONS RELATING TO (A) THE LOAN OR (B) THE LOAN DOCUMENTS OR (2) TO WHICH THE HOLDER IS A PARTY. MAKER HEREBY AGREES THAT THIS NOTE CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY, AND MAKER DOES HEREBY CONSTITUTE AND APPOINT THE HOLDER ITS TRUE AND LAWFUL ATTORNEY IN FACT, WHICH APPOINTMENT IS COUPLED WITH INTEREST, AND MAKER DOES HEREBY AUTHORIZE AND EMPOWER THE HOLDER, IN THE NAME, PLACE, AND STEAD OF MAKER, TO FILE THIS NOTE WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY. MAKER ACKNOWLEDGES THAT ITS WAIVER OF TRIAL BY JURY HAS BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY MAKER AS PART OF A BARGAINED FOR LOAN TRANSACTION.

13.  CROSS-DEFAULT AND CROSS-COLLATERALIZATION.

     In accordance with the terms of Section 5 of the Loan Agreement, this Loan is cross- defaulted and cross-collateralized with certain other loans between Lender and Maker and certain affiliates of Maker, as more particularly described therein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     EXECUTED as a sealed document as of the day and year first above written.

                                         MAKER:

                                         KNOLLWOOD COUNTRY CLUB, INC.,
                                         an Indiana corporation


                                         By:
                                             -----------------------------------
                                             John M. Massey, III
                                             Vice President

STATE OF TEXAS     )
                   )
COUNTY OF DALLAS   )

     This instrument was acknowledged before me on June   , 2003, by John M.
                                                        --
Massey, III, Vice President of KNOLLWOOD COUNTRY CLUB, INC., an Indiana corporation, on behalf of such corporation.


                                         ---------------------------------------
                                         Notary Public in and for said
                                         County and State

                                         Print Name:
                                                    ----------------------------
My Commission Expires:

----------------------

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Schedule of Differences between Promissory Note between Knollwood Country Club,
Inc. and Textron Financial Corporation and other new promissory notes with Textron Financial Corporation:

--------------------------------------------------------------------------------
Borrower                                                             Loan Amount
--------------------------------------------------------------------------------
Canyon Gate at Las Vegas, Inc.                                       $5,310,000
--------------------------------------------------------------------------------
ClubCorp Golf of North Carolina, L.L.C.
   (d/b/a Devil's Ridge Golf Club)                                    4,530,000
--------------------------------------------------------------------------------
IW Golf Club, Inc.                                                    7,875,000
--------------------------------------------------------------------------------
Indigo Run Asset Corp.                                                7,865,000
--------------------------------------------------------------------------------
ClubCorp Golf of California, L.L.C.                                   5,715,000
--------------------------------------------------------------------------------
ClubCorp Golf of North Carolina, L.L.C.
   (d/b/a Nags Head Golf Links)                                       8,515,000
--------------------------------------------------------------------------------
Hearthstone Country Club, Inc.                                        4,905,000
--------------------------------------------------------------------------------
River Creek Country Club, Inc.                                        7,490,000
--------------------------------------------------------------------------------